As filed with the Securities and Exchange Commission on July 21, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

WILLIAM LYON HOMES

(Exact name of registrant as specified in its charter)

Delaware	33-0864902
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

4695 MacArthur Court, 8th Floor

Newport Beach, California 92660

(949) 833-3600

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

William Lyon Homes Amended and Restated 2012 Equity Incentive Plan

(Full title of the Plan)

Matthew R. Zaist President & Chief Executive Officer William Lyon Homes 4695 MacArthur Court, 8th Floor Newport Beach, California 92660 (949) 833-3600	Copy to: Cary K. Hyden, Esq. Michael A. Treska, Esq. Latham & Watkins LLP 650 Town Center Drive, 20th Floor Costa Mesa, CA 92626-1925 (714) 540-1235

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A Common Stock, $0.01 par value per share, to be issued under the William Lyon Homes Amended and Restated 2012 Equity Incentive Plan	1,605,972 shares (2)	$23.4725 (3)	$37,696,177.77 (3)	$4,368.99
Total	1,605,972 shares			$4,368.99

(1)	Pursuant to Rule 416(a) and Rule 416(b) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover additional shares of the Registrant’s Class A common stock, $0.01 par value per share (“Class A Common Stock”), which become issuable under the William Lyon Homes Amended and Restated 2012 Equity Incentive Plan, as amended (the “Plan”) by reason of any stock split, stock dividend, recapitalization or other similar transaction.
(2)	Represents an additional 900,000 shares of Class A Common Stock recently approved by our stockholders for issuance under the Plan, as well as additional 705,972 shares that remain available for issuance under the Plan due to, among other things, forfeitures of stock awards. We have previously registered 3,636,363 shares of Class A Common Stock for issuance under the Plan.
(3)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and (h) under the Securities Act. The offering price is based upon the average of the high and low prices of the Class A Common Stock as reported on the New York Stock Exchange on July 18, 2017.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of Form S-8 is not being filed with or included in this Registration Statement (by incorporation, by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Registration of Additional Securities

We have previously registered 3,636,363 shares of Class A Common Stock for issuance under William Lyon Homes Amended and Restated 2012 Equity Incentive Plan (the “Plan”) by a registration statement on Form S-8 filed with the Commission on August 12, 2013, Registration No. 333-190571 (the “Prior Registration Statement”). The contents of the Prior Registration Statement are incorporated here by reference to the extent not modified or superseded by the Prior Registration Statement or by any subsequently filed document that is incorporated by reference in this Registration Statement or in the Prior Registration Statement. This Registration Statement is registering an additional 900,000 shares recently approved by our stockholders for issuance under the Plan, as well as additional 705,972 shares that remain available for issuance under the Plan, due to, among other things, forfeitures of stock awards.

Item 8.	Exhibits.

See Index to Exhibits included herein.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on the 21st day of July, 2017.

WILLIAM LYON HOMES, a Delaware corporation

By:	/s/ Matthew R. Zaist
Matthew R. Zaist
President & Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

Each person whose signature appears below constitutes and appoints Matthew R. Zaist and Colin T. Severn, and each and any of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-8 has been signed on July 21, 2017 by the following persons in the capacities indicated.

Signature	Title

/s/ Matthew R. Zaist Matthew R. Zaist	President & Chief Executive Officer, Director (Principal Executive Officer)

/s/ Colin T. Severn Colin T. Severn	Senior Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ William H. Lyon William H. Lyon	Executive Chairman, Chairman of the Board

/s/ Douglas K. Ammerman Douglas K. Ammerman	Director

/s/ Michael Barr Michael Barr	Director

/s/ Gary H. Hunt Gary H. Hunt	Director

/s/ Matthew R. Niemann Matthew R. Niemann	Director

/s/ Thomas Harrison Thomas Harrison	Director

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Signature	Title

/s/ Lynn Carlson Schell Lynn Carlson Schell	Director

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EXHIBIT INDEX

Exhibit Number	Exhibit

4.1	Third Amended and Restated Certificate of Incorporation of William Lyon Homes (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on May 28, 2013).

4.2	Amended and Restated Bylaws of William Lyon Homes (incorporated by reference to Exhibit 3.1 of the Registrant’s Form 8-K filed with the Commission on July 22, 2015).

5.1+	Opinion of Latham & Watkins LLP.

23.1+	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Latham & Watkins LLP (contained on Exhibit 5.1 hereto).

24.1	Power of Attorney (included in signature page).

99.1	William Lyon Homes Amended and Restated 2012 Equity Incentive Plan (incorporated by reference to Appendix A of the Registrant’s Definitive Proxy Statement filed with the Commission on April 12, 2017).

+	Filed herewith

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